EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended March 31, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the quarterly Report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the quarterly Report on Form 10-Q for the quarter ended March 31, 2008, fairly presents in all material respects, the financial condition and results of operations of Colombia Goldfields Ltd..

By:         /s/ J. Randall Martin
Name:    J. Randall Martin
Title:      Chief Executive Officer and Vice Chairman
Date:      May 9, 2008